CONTACT:  TANDYCRAFTS, INC.
                             Leo Taylor (817) 551-9600 or
FOR IMMEDIATE RELEASE        Brian Edwards, Tara Powers (616) 233-0500
                             THE LEATHER FACTORY, INC.
                             Wray Thompson, Shannon Greene (817) 496-4414

                         TANDYCRAFTS ANNOUNCES SALE OF
                LEATHERCRAFTING DIVISION TO THE LEATHER FACTORY

Fort Worth, Texas, December 1, 2000 - Tandycrafts, Inc. (NYSE: TAC) today announced it has completed the sale of its Tandy Leather Company operation to Fort Worth, Texas-based The Leather Factory, Inc. (AMEX: TLF).

Tandycrafts, the Fort Worth, Texas-based consumer products maker and marketer, said The Leather Factory acquired Tandy Leather for an undisclosed amount of cash. Tandy Leather sells leather and leathercrafting products via mail order, the Internet, and through a network of authorized dealers located in 20 countries. Tandy Leather had sales of approximately $7.2 million in the fiscal year ended June 30, 2000.

"This transaction is a good strategic fit for Tandy Leather and a good value for Tandycrafts shareholders," said Michael J. Walsh, Tandycrafts chairman and chief executive officer. "Importantly, the completion of this sale allows us to better focus on the abundant growth opportunities that exist for Tandycrafts in the home decor market."

Wray Thompson, chairman, president and chief executive officer of The Leather Factory, added: "We are pleased to have completed this sale with Tandycrafts. With the acquisition of Tandy Leather, we expect our market share to increase in the retail and wholesale industries, and as well as in the e-commerce sector.
In addition, the proprietary assets developed by Tandy Leather over the past 81 years, their staff of seasoned employees, and the economies of scale inherent in a transaction of this type are major benefits of the acquisition."

The Leather Factory, Inc. (www.leatherfactory.com) is a multi-national marketer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, shoe repair supplies, saddle and tack hardware, and do-it-yourself leathercraft kits, and is a manufacturer and distributor of fancy hat trims, leather lacing, and kits. The Company distributes its products through 28 sales and distribution units located throughout the United States and Canada.

Tandycrafts, Inc. (www.tandycrafts.com) is a leading maker and marketer of consumer products, including frames and wall decor sold under the Pinnacle Art & Frame brand and home furnishings sold through its Cargo Furniture subsidiary. The Company's products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers, and direct-to-consumer channels through the Company's retail stores, mail order and the Internet.

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TANDYCRAFTS - PAGE 2 OF 2

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Tandycrafts and The Leather Factory on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward looking statements. With regard to Tandycrafts, factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Tandycrafts' products in the marketplace, successful implementation of its strategic plan, the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on Tandycrafts, the ability to obtain new financing from other financing sources, the ability to generate positive cash flow from operations and asset sales, competitive factors, dependence upon third-party vendors, and other risks detailed in Tandycrafts' periodic report filings with the Securities and Exchange Commission. With regard to The Leather Factory, many of these risks and uncertainties are detailed from time to time in TLF's reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. By making these forward-looking statements, Tandycrafts or The Leather Factory do not undertake any obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

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